Exhibit 10.22

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) dated as of October 3, 2002 is made by and between PURSELL HOLDINGS, LLC, an Alabama limited liability company, having its principal office at Post Office Box 1187, Sylacauga, Alabama 35150, as lessor (the “Lessor”, and SYLORR PLANT CORP., a Delaware corporation, having its principal place of business at 8825 Page Boulevard, St. Louis, Missouri 63114, as lessee (the “Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor and Lessee desire to enter into this Lease in connection with the consummation of the transactions specified in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

1.1	Definitions.

For purposes of this Lease, capitalized terms used in this Lease and not otherwise defined herein shall have the meanings assigned to them in Appendix A attached hereto and incorporated herein by this reference. Unless otherwise indicated, references in this Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Lease.

1.2	Interpretation.

The rules of usage set forth in Appendix A shall apply to this Lease.

ARTICLE II

2.1	Demised Premises.

Subject to the terms and conditions hereinafter set forth, Lessor hereby leases onto Lessee, and Lessee hereby leases from Lessor, the premises consisting of the real property as legally described in Exhibit “A” (attached hereto and incorporated herein), certain Equipment as described in Exhibit “B” (attached hereto and incorporated herein), and all improvements located thereon (together with all easements, rights and privileges appurtenant thereto) (the “Demised Premises”).

2.2	Lease Term.

(a) The term of this Lease (the “Term” shall begin on the closing date (the “Closing”) of the Asset Purchase Agreement (the “Commencement Date”) (provided, however, that in the event the closing date under the Asset Purchase Agreement occurs after December 31, 2002 this Lease shall terminate and Lessor and Lessee shall be fully released from all obligations and liabilities hereunder), and shall end on the date four (4)

years after the Commencement Date, unless the Term is earlier terminated by Lessee as provided herein. Lessee shall have the right to terminate this Lease, for no reason or any reason, in its sole discretion, at any time after the date two years after the Commencement Date (including during any extension period) by providing written notice to Lessor of its intention to terminate the Lease not less than one hundred eighty (180) days prior to such termination date.

(b) If Lessee is not then in default hereunder and the Supply Agreement continues in full force and effect, Lessee shall have the option to extend the Term of this Lease for two (2) extension periods of two (2) years each, with Fixed Rent set and adjusted by the CPI Adjustment Method, by providing written notice of its election to exercise its option not less than ninety (90) days prior to expiration of the original Term or renewal Term, as applicable. For the sake of clarity, the Fixed Rent shall be adjusted by the CPI only once during each extension of the Lease.

(c) The obligations of the parties under this Lease are contingent upon the delivery to Lessor from (i) Pursell Industries, Inc. (“Pursell”) of a Lease Termination Agreement in form and substance reasonably acceptable to Lessor and Lessee which provides, inter alia, that Pursell’s possession of the Demised Premises shall terminate upon the Closing, and (ii) Lessee’s counsel an opinion letter in counsel’s standard form as to organization, corporate power, authorization, execution and delivery, in form and substance reasonably acceptable to Lessor and Lessee, to be delivered by Lessee at the closing of the transactions contemplated by the Asset Purchase Agreement, in no event later than October 15, 2002.

ARTICLE III

3.1	Rent.

(a) Lessee shall pay to Lessor during the term of this Lease and during any extension periods or renewals, an annual fixed rent (“Fixed Rent”) of $600,000.00, payable in equal monthly installments of $50,000.00 each, in advance on the first day of the first calendar month during the Term and continuing throughout the balance of the Term, provided, however, that if the Commencement Date is not the first (1st) day of a calendar month, then on or before the Commencement Date, Lessee shall pay to Lessor as rent for the partial month a pro rata part of such monthly installment of rent.

(b) All payments of Fixed Rent (unless otherwise specified in this Lease as to certain payments of Supplemental Rent) shall be made to Lessor at Lessor’s address set forth in Article XXIII, or to such other place as Lessor may specify from time to time by written notice delivered to Lessee in accordance with Article XXIII at least thirty (30) days in advance.

(c) Lessee shall make all payments of Rent prior to 12:00 Noon, Birmingham, Alabama time, on the applicable date for payment of such amount.

3.2	Supplemental Rent.

Lessee shall pay to the Person entitled thereto any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent within ten (10) Business Days after notice that the same is due, Lessor shall have all rights, powers and remedies provided for herein in the case of nonpayment of Fixed Rent. In the event Supplemental Rent is due to Lessor, Lessor shall give Lessee written notice of the amount of Supplemental Rent due and shall state in the notice the due date for the same. Lessee shall pay to the appropriate Person, as Supplemental Rent due and owing to such Person, (a) any and all payment obligations (except for amounts payable as Fixed Rent) owing from time to time hereunder and (b) interest at the applicable Overdue Rate on any installment of Fixed Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee’s obligations to pay Fixed Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent incurred prior to the date of termination or expiration or due as a result of the occurrence of an Event of Default. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

3.3	Performance on a Non-Business Day.

If any Fixed Rent or Supplemental Rent is due hereunder on a day that is not a Business Day, then such Fixed Rent or Supplemental Rent shall be due on the next succeeding Business Day.

ARTICLE IV

4.1	Real Estate Taxes.

(a) Lessee shall pay, as Supplemental Rent, directly to the appropriate tax authority all Taxes which become due and payable during the Term as set forth in this Section. For the purposes of this Lease, the term “Taxes” shall mean all real estates taxes and general assessments imposed upon the Demised Premises or any portion thereof during the Term. If any Taxes are payable in installments (regardless of whether or not interest accrues on the unpaid balance of such Taxes), Lessee shall have the right to pay such Taxes in installments and shall only be obligated to pay such installments which are due and payable during the Term when they become due and payable.

(b) Notwithstanding the foregoing, any such Taxes shall be pro-rated at the commencement and the expiration of the Term to take into account the time during which Lessee was not leasing the Demised Premises. If any parcel of real property included within the Demised Premises does not have a tax parcel identification number (“PIN’) as of the Commencement Date or if the Demised Premises includes any portion of any parcel of real property with a separate PIN, then Lessor shall use its best efforts to cause the PINs relating to the relevant parcels to be amended or new PINs to be created as soon as practicably possible so that the Demised Premises is covered by one or more separate PINs which do not include any additional real property.

(c) Lessor agrees to deliver to Lessee all original bills for Taxes promptly upon receipt by Lessor, and Lessee shall pay such Taxes when the same are due and payable to the taxing authority; provided, however, that Lessee shall not be required to pay interest or penalties resulting from Lessor’s late delivery of such tax bills to Lessee.

(d) Lessee shall have the right to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, after paying the Taxes or funding reserves, in accordance with generally accepted accounting principles then in effect (“GAAP”), in an amount equal to such Taxes. Upon the termination of those proceedings, Lessee shall pay the amount of Taxes finally determined to be due and owing together with any costs, fees, interest, penalties or other related liabilities. Lessor shall not be required to join in any contest or proceedings unless the provisions of any Laws (as defined herein) then in effect require that the proceedings be brought by or in the name of Lessor. In that event, Lessor shall join in the proceedings or permit them to be brought in its name. Within a reasonable time after demand therefor, Lessor shall execute and deliver to Tenant any documents which are required to enable Lessee to prosecute any such proceeding. Lessor’s failure, within a reasonable period of time, to execute and deliver to Lessee any such documents, or to take any other action or to supply any information (to the extent available) requested by the Lessee in writing and required in order to enable Lessee to prosecute any such proceeding shall relieve Lessee from its obligation to pay any increase in real estate taxes in respect of the tax period in question as compared to the real estate taxes for the prior tax period. If Lessee obtains a reduction or abatement of Taxes, Lessee shall be entitled to receive all reduction or abatement proceeds (after reimbursement of any costs and expenses incurred by Lessor, or to which Lessor is subject under this Section) relating to the tax years occurring during the Term of this Lease.

4.2	Utilities.

Lessee shall pay, as Supplemental Rent, for all utility services supplied to the Demised Premises and used or consumed by Lessee (the “Utilities”), including, without limitation, all water, gas, electricity, light, heat and telephone. Lessor shall use its best efforts to cause such Utilities to be billed directly to Lessee prior to the Commencement Date. Lessor agrees to deliver to Lessee any original bills for Utilities by Lessor promptly following such receipt.

ARTICLE V

5.1	Quiet Enjoyment.

Subject to the rights of Lessor contained in Sections 15.1, 15.2 and 15.3 of this Lease, Lessor warrants that Lessee shall peaceably and quietly have, hold and enjoy the Demised Premises for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee). Lessor will warrant and defend Lessee in peaceful and quiet enjoyment of the Demised Premises against the claims of all such persons claiming by, through or under Lessor (other than Lessee).

ARTICLE VI

6.1	Net Lease.

Lessee acknowledges and agrees that it is intended that this Lease provide net rental income to Lessor, clear of all Taxes and Utilities, and that Lessor will not be responsible during the Term for any Taxes and Utilities. Fixed Rent shall be paid absolutely net to Lessor or its designee of Taxes and Utilities, so that this Lease shall yield to Lessor the full amount thereof, without set off, deduction or reduction. Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of the Demised Premises by Lessee.

ARTICLE VII

7.1	Condition of the Demised Premises.

(a) Lessor and Lessee agree that the parties shall conduct a walk-through of the Demised Premises prior to the Commencement Date for the purpose of inspecting and determining the condition of the Demised Premises and the Equipment (the “WalkThrough”). Lessee and Lessor shall, no later than three (3) business days after the WalkThrough, agree upon a written inspection list describing the condition of the Demised Premises as it existed on the day of the Walk-Through (the “Inspection List”).

(b) Upon the Commencement Date, Lessee acknowledges that it is leasing the Demised Premises “AS-IS WHERE-IS” AND WITH ALL FAULTS, WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) AS TO THE PHYSICAL CONDITION OF THE DEMISED PREMISES AND EQUIPMENT.

7.2	Possession and Use of the Properties.

(a) At all times during the Term, the Demised Premises shall be used by Lessee in the ordinary course of its business as a Permitted Facility. Lessee shall not commit or permit any waste of the Demised Premises or any part thereof.

(b) Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property in a manner that could give rise to the assertion of any Lien on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture to other than the Demised Premises and is subject to a Lien in favor of a third party

(c) At all times during the Term, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of the Demised Premises) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to the Demised Premises.

(d) Lessor acknowledges that Lessee has disclosed to Lessor its intended use of the Demised Premises as a manufacturing facility for lawn, garden and related products, and that such use in accordance with the terms hereof shall not be deemed an unpermitted use of the Demised Premises, under this Lease.

(e) Lessee shall not use on the Demised Premises the product commonly known as Atrazine without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

7.3	Lessee Property.

The parties acknowledge and agree that certain personal property, equipment and rolling stock is owned by Lessee (“Lessee’s Property”) which is more particularly described on Exhibit “C”, attached hereto and made a part hereof, and that such Lessee’s Property shall not constitute Demised Premises for purposes of this Lease.

ARTICLE VIII

8.1	Compliance With Laws.

(a) Lessor represents and warrants to Lessee that, to Lessor’s knowledge, as of the Commencement Date, and except as may have been previously disclosed in the Initial Phase I Report, the Demised Premises and all improvements and Equipment located thereon comply with all federal, state and local laws (including all common laws) regulations, codes and ordinances (“Laws”).

(b) Subject to Section 9.2 of the Lease, Lessee, at its sole cost and expense, agrees to comply with all Laws relating to the performance of its obligations hereunder and its use and occupancy (or its employees, contractors, agents, licensees, or invitees) of the Demised Premises during the Term. Lessor agrees to comply with all Laws relating to the performance of its obligations hereunder and any use by Lessor (or its employees, contractors, agents, licensees, or invitees) of the Demised Premises during the Term. Lessee agrees to permit Lessor access to the Demised Premises to allow Lessor to comply with such requirements.

ARTICLE IX

9.1	Maintenance and Repair; Return.

(a) Lessee, at its sole cost and expense, shall maintain the Demised Premises in the same condition and repair (ordinary wear and tear excepted) as when delivered to Lessee on the Commencement Date as stated in the Inspection List, whether interior or exterior, structural or nonstructural on a basis consistent with the reasonable operation and maintenance of the Demised Premises by Lessee in connection with the operation of its business from the Demised Premises, subject, however, to the provisions of Articles XIII and XN with respect to Casualty and Condemnation.

(b) Lessee shall not use or locate any component of the Equipment outside of the Approved State therefor. Lessee shall not move or relocate any component of any Equipment beyond the boundaries of the Demised Premises, except for the temporary removal of Equipment and other personal property for repair or replacement.

(c) If any component of the Equipment becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own reasonable expense and within a reasonable time, will replace such component with a reasonable replacement component which is free and clear of all Liens (other than Lessor Liens) and has a value, utility and useful life at a reasonably equivalent value of the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease, normal wear and tear excepted). All components which are added to the Equipment shall immediately become the property of (and title thereto shall vest in) Lessor, and shall be deemed incorporated in such Equipment and subject to the terms of this Lease as if originally leased hereunder. Notwithstanding anything contained herein and in this Lease, Lessee may acquire and finance new equipment and personal property and acquire, finance, or repair any of Lessee’s Property from time to time for use at the Demised Premises and the same shall not become the property of Lessor. Nothing contained herein shall require Lessee to upgrade or add to any of the Equipment unless Lessee elects to do so, in its reasonable business discretion, and the condition of the Equipment during the Term of this Lease is in all respects subject to normal wear and tear and obsolescence. Additionally, Lessor acknowledges and agrees that Lessee may use Lessee’s Demised Premises in lieu of any Equipment during the Term of this Lease, and so long as Lessee removes Lessee’s Demised Premises and replaces it with the Equipment (normal wear and tear excepted) prior to the end of the Term, such Lessee’s Demised Premises shall not be deemed or become a part of the Equipment owned by Lessor.

(d) Upon reasonable prior written notice delivered to Lessee in no event less than twenty-four (24) hours in advance (except in case of an emergency), Lessor and its agents shall have the right to inspect the Demised Premises at any reasonable time during normal business hours but shall not, in the absence of an Event of Default, materially disrupt the business of Lessee. Lessor shall not unreasonably interfere with Lessee’s business in connection with such entry which would result in any unreasonable work stoppage by Lessee.

(e) Lessee shall, upon the expiration or earlier termination of this Lease, surrender the Demised Premises to Lessor in substantially the same condition as existed on the Commencement Date and as stated in the Inspection List (normal wear and tear and damage from casualty and condemnation excepted). In the event Lessee fails to surrender the Demised Premises as aforesaid, Lessor shall have the right to exercise the applicable remedies upon the occurrence of an Event of Default. Lessee shall have the right, so long as it is not in default, upon the expiration of the term, to remove from the Demised Premises all of Lessee’s Property, whether or not the same be attached to the real estate, provided that Lessee shall reasonably restore and repair any damage to the Demised Premises caused by the removal of Lessee’s Property. The term “ordinary wear and tear” as used herein shall not be construed as permitting any material broken, damaged or missing items or components of any item of Equipment. Upon redelivery, Lessee shall provide any additional documentation reasonably requested by Lessor relating to the redelivery of or Lessor’s interest in each item of Equipment.

ARTICLE X

10.1	Modifications.

(a) At any time and from time to time during the Term, Lessee may, at its sole cost and expense, make modifications, alterations, renovations, Improvements and additions to the Demised Premises or any part thereof and substitutions and replacements therefor (collectively, “Modifications”), provided that: (i) no Modification shall materially impair the value, utility or useful life of the Demised Premises from that which existed at the Commencement Date; (ii) each Modification shall be done in a good and workmanlike manner; (iii) no Modification shall materially adversely affect the structural integrity of the Demised Premises; (iv) to the extent required by Article XII, Lessee shall maintain builders’ risk insurance at all times when a Modification is in progress; (v) Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease; and (vii) no Improvement shall be demolished or otherwise rendered materially unfit for use as a result of any such Modification.

(b) All Modifications shall immediately and without further action upon their incorporation into the Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor.

(c) Notwithstanding anything contained herein and this Lease, Lessee shall have the right to purchase and place on the Demised Premises, from time to time, during the Term the following, which may include but is not limited to, trade fixtures, business equipment, inventory and other personal property that will be Lessee’s Property. Lessee will have the right to finance the purchase of such Lessee’s Property as determined by Lessee, and Lessor shall claim no right, title or interest in and to the same and shall execute in favor of Lessee’s lender a waiver of landlord’s or other lien or claim with regard to such Lessee’s Demised Premises. In the event any such Lessee’s Property is or becomes affixed to the Demised Premises, Lessee shall have the right to remove the same at the expiration or termination of this Lease and shall reasonably restore and repair damage occasioned by such removal at Lessee’s sole cost and expense and in a good and workmanlike manner. In the event Lessee does not remove any of Lessee’s Property from the Demised Premises at the expiration or termination of this Lease, such Lessee’s Property shall be considered abandoned (subject to any applicable laws regarding abandonment and shall automatically become the property of Lessor or Lessor shall have the right to remove the same at Lessee’s cost and expense.

ARTICLE XI

11.1	Warranty of Title.

With respect to the Demised Premises Lessor hereby represents and warrants to Lessee that: (a) Lessor has good and marketable indefeasible fee simple title to the Demised Premises; (b) there are no mortgages, deeds of trust, liens, covenants, conditions, restrictions, easements or any other liens or encumbrances (“Liens”) affecting the Demised Premises except (i) Liens which do not and could not unreasonably interfere with Lessee’s use or occupancy of the Demised Premises and (ii) mortgages or deeds of trust in favor of lenders that have delivered non-disturbance and attornment agreements to Lessee in form and substance reasonably satisfactory to Lessee and Lessor’s lender, (c) Lessor has not leased or otherwise granted to any person the right to use or occupy the Demised Premises or any portion thereof; and (d) there are no outstanding options, rights of first offer or rights of first refusal to lease the Demised Premises or any portion thereof or interest therein.

ARTICLE XII

12.1	Public Liability and Workers’ Compensation Insurance.

During the Term, Lessee shall procure and carry, at Lessee’s sole cost and expense, commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on the Demised Premises or respecting the Equipment, and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage (a) for commercial general liability of less than $1,000,000.00 and (b) for umbrella liability of less than $15,000,000.00. The policies shall name Lessee as the insured and shall be endorsed to name Lessor as an additional insured. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor may have in force. In the operation of the Demised Premises, Lessee shall comply with applicable workers’ compensation laws and protect Lessor against any liability under such laws.

12.2	Permanent Hazard and Other Insurance.

During the Term, Lessee shall, at Lessee’s sole cost and expenses, keep the Demised Premises insured against all risk of physical loss or damage by fire and other risks and shall maintain builders’ risk insurance during construction of any Modifications, in each case in amounts no less than the replacement cost of the Demised Premises from time to time, and on terms that (i) are no less favorable than insurance covering other similar properties owned by Lessee, and (ii) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall name Lessee as the insured and shall be endorsed to name Lessor as a named additional insured and loss payee, to the extent of its interests; provided, so long as no Event of Default exists, any loss payable under the insurance policies required by this Section for losses up to $100,000.00 will be paid to Lessee.

12.3	Coverage.

(a) Upon written request by Lessor, the Lessee shall furnish Lessor with certificates prepared by the insurers or insurance broker of Lessee showing the insurance by Lessee to be in effect.

(b) All such insurance shall be provided by nationally recognized, financially sound insurance companies having an B+ or better rating by A.M. Best’s Key Rating Guide.

(c) Lessee agrees that the insurance policies required by this Article shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any person acting on behalf of Lessee. Lessee hereby waives any and all such rights against Lessor to the extent of payments made to any such person under any such policy.

(d) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XII, except that Lessor may carry separate liability insurance at Lessor’s sole cost, so long as (i) Lessee’s insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee’s policy and (ii) each such insurance policy will not cause Lessee’s insurance required under this Article to be subject to a coinsurance exception of any kind.

(e) Lessee shall pay as they become due all premiums for the insurance required by this Article, shall renew or replace such policy of insurance prior to the expiration date thereof, or otherwise maintain the coverage required by this Article without any lapse in coverage.

(f) Lessor agrees that it shall not have any right, title or interest in and to Lessee’s property insurance covering Lessee’s Property located on or within the Demised Premises or any proceeds therefrom.

(g) Lessor and Lessee and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard, covered or required hereunder to be covered in whole or in part by insurance on the Demised Premises or in connection with property on or activities conducted on the Demised Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. This waiver shall not be required if the insurance carrier charges an additional premium in order to provide such waiver and the party benefiting from the waiver does not agree to pay the additional premium.

ARTICLE XIII

13.1	Casualty.

In the event the Demised Premises is hereafter materially damaged or destroyed or rendered fully or partially untenantable for its accustomed use, by fire or other casualty, which cannot be repaired within one hundred twenty (120) days, then Lessee shall have the right to terminate this Lease effective thirty (30) days after delivery of written notice to Lessor. If Lessee does not elect to terminate this Lease, then Lessor shall, at its cost and expense, restore, within a reasonable period of time (not to exceed one hundred and twenty (120) days), the Demised Premises to a substantially similar condition as existed prior to such casualty. From the date of such casualty until the Demised Premises is so repaired and restored, all Fixed Rent and all other charges payable by Lessee hereunder shall abate in such proportion as the part of the Demised Premises thus destroyed or rendered untenantable bears to the total square footage of the Demised Premises. Further, if it is at any time anticipated that such casualty cannot be repaired within one hundred and twenty (120) days, then Lessee shall have the right to terminate this Lease, effective as of the date of the occurrence of such casualty, by delivering written notice thereof to Lessor within thirty (30) days of the time at which it becomes apparent that such damage cannot be repaired with such time frame. Upon any such notice by Lessee to terminate, this Lease shall terminate and Fixed Rent and all other charges payable by Lessee hereunder shall abate as aforesaid from the date of such casualty, and Lessor shall promptly repay to Lessee any Fixed Rent paid in advance which has not been earned as of the date of such casualty. From and after such date, Lessee shall be fully released the obligations to pay any Fixed Rent and Supplemental Rent hereunder.

ARTICLE XIV

14.1	Condemnation.

If by exercise of the right of condemnation or eminent domain or by conveyance made in response to the threat of the exercise of such right (a “Taking”), so much of the Demised Premises is taken that the Taking materially interferes with Lessee’s continued occupancy for the uses and purposes for which the Demised Premises is leased, then, this Lease shall terminate on the earlier of the vesting of title to the Demised Premises or the taking of possession of the Demised Premises by the Condemning Authority (the “Ending Date”, in which case all Fixed Rent shall be prorated to such Ending Date (on the basis of a 365 day calendar year), and the obligations of the parties hereunder shall terminate.

If any part of the Demised Premises shall be so taken and the remaining part of the Demised Premises is reasonably suitable and does not materially interfere with Lessee’s continued occupancy for the purposes and uses for which the Demised Premises are leased, then:

(a) this Lease shall end on the Ending Date as to the part of the Demised Premises which is taken and all Fixed Rent and other obligations of Lessee shall cease with respect to such part of the Demised Premises;

(b) beginning on the day after the Ending Date, rent for so much of the Demised Premises as remains shall be equitably adjusted and reduced relative to the Demised Premises before the Taking; and

(c) Lessor shall, at its cost and expense, restore, within a reasonable period of time, so much of the Demised Premises as remains in order to permit Lessee’s operation of the business in substantially the same manner as Lessee conducted such business prior to such Taking.

(d) In connection with any Taking under this Section, Lessor shall be entitled to all proceeds or awards in connection with such Taking relating to its fee interest and Lessee shall be entitled to all proceeds or awards relating to its interest under this Lease, including any loss of Lessee’s Property and moving expenses.

(e) Each party agrees to sign and deliver to the other all instruments that may be required to effectuate the provisions of this paragraph.

ARTICLE XV

15.1	Events of Default.

If any one (1) or more of the following events (each a “Event of Default”) shall occur:

(a) Lessee shall fail to make payment of any Fixed Rent within ten (10) Business Days after the same has become due and payable;

(b) Lessee shall fail to make payment of any Supplemental Rent which has become due and payable within ten (10) Business Days after receipt of written notice from Lessor that such payment is due;

(c) Lessee shall fail to make payment of or fail to perform any term, covenant, obligation or condition pursuant to that certain Supply and Trademark Agreement between Lessor and United Industries Corporation dated as of November 1, 2002 (the “Supply Agreement”) or the Supply Agreement has not become effective on or before November 1, 2002.

(d) Lessee shall fail to observe or perform any term, covenant, obligation or condition of Lessee under this Lease, other than those set forth in Sections 15.1(a), (b) or (c) hereof, and such failure shall continue for thirty (30) days after receipt of written notice from Lessor to Lessee, provided if any such failure other than those set forth in Sections 15.1(a), (b) (c) hereof is not capable of remedy within such thirty (30) day period but can be remedied with further diligence and if the Lessee diligently proceeds to cure such default;

(e) The filing by Lessee of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Lessee indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by Lessee for, or the appointment by consent or acquiescence of Lessee of a receiver, a trustee or a custodian of Lessee for all or a substantial part of its property; the making by Lessee of any assignment for the benefit of creditors;

(f) The filing of an involuntary petition against Lessee in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Lessee for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Lessee, and the continuance of any of such events for ninety (90) days undismissed or undischarged;

(g) Lessee shall abandon the Demised Premises or cease operations at the Demised Premises for a period of ninety (90) days; then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article and in Article 18.1, terminate this Lease by giving Lessee ten (10) days written notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent, all reasonable costs and expenses incurred by or on behalf of Lessor, including without limitation reasonable fees and expenses of counsel, as a result of any Event of Default hereunder.

Notwithstanding an Event of Default, this Lease shall continue in effect for so long as Lessor does not terminate the Lease, and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Demised Premises, the appointment of a receiver upon initiative of Lessor to protect the Lessor’s interest under this Lease, or the termination of possession by lessee shall not constitute a termination of this Lease.

15.2	Surrender of Possession.

If a Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 15.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Demised Premises. Lessor may enter upon and repossess the Demised Premises by such means as are available at law and in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee’s equipment and personalty and severable Modifications from the Demised Premises.

15.3	Reletting.

If an Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 15.1, Lessor may, but shall be under no obligation to, relet any or all of the Demised Premises, for the account of Lessee or otherwise, for such terms or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or temporary free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting and Lessee shall receive a credit against amounts owed by Lessee hereunder for all such amounts of rent collected. Lessor shall not be liable to Lessee for any failure to relet any property or for any failure to collect any rent due upon such reletting. LESSOR SHALL HAVE NO DUTY TO MITIGATE ITS DAMAGES UNLESS REQUIRED BY LAW.

15.4	Damages.

Neither (a) the termination of this lease as to all or any of the Demised Premises pursuant to Section 15.2; (b) the repossession of all or any of the Demised Premises after an Event of Default; nor (c) the failure of Lessor to collect or receive any rentals due upon any such reletting after an Event of Default, shall relieve lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 15.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such termination. Thereafter, on the days on which the Fixed Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 15.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Fixed Rent and supplemental Rent that are payable under this Lease or would have been payable by lessee hereunder if this lease had not been terminated pursuant to Section 15.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Demised Premises or any portion thereof. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor’s reasonable expenses in connection therewith, including without limitation repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. At any time after termination of this Lease by Lessor pursuant to Section 15.1, in lieu of collecting any further monthly deficiencies as aforesaid, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as damages, in addition to other amounts owing under the Lease, minus any monthly deficiency amounts previously recovered from Lessee, an amount equal to the present value (discounted to the date of such breach at the rate of not more than four percent per annum) of the Rent reserved in the lease from the date of such Event of Default to the date of expiration of the initial Term (or extended Term if the Event of Default occurs during an extended Term). To the extent Lessor receives any damages pursuant to this Section 15.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section 15.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

15.5	Assignment of Rights Under Contracts.

If this Lease been terminated pursuant to Section 15.1, Lessee shall upon Lessor’s demand immediately assign, transfer and set over to Lessor all of Lessee’s right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Equipment (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Demised Premises or any of it.

15.6	Remedies Cumulative.

The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise.

ARTICLE XVI

16.1	Lessor’s Right to Cure Lessee’s Lease Defaults.

Lessor, may (but shall be under no obligation to) remedy any Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by Article 12, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Demised Premises, and take all such reasonable action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any Lessee. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.

ARTICLE XVII

17.1	Lessor’s Default.

If Lessor should default in the performance of any of its obligations under this Lease for a period of more than thirty (30) days after receipt of written notice by Lessee specifying such default, or if such default is of a nature to require more than thirty (30) days to remedy and continues beyond the time reasonably necessary to cure such default (or Lessor has not undertaken procedures to cure such default within such thirty (30) day period or diligently pursued such procedures), Lessee may, in addition to any other remedy available at law or in equity, (i) terminate this Lease or (ii) incur any expense necessary to perform the obligation of Lessor specified in such notice and deduct such expense from the Fixed Rent or other changes next becoming due to Lessor.

ARTICLE XVIII

18.1	Holding Over.

If Lessee shall for any reason remain in possession of the Demised Premises after the expiration or earlier termination of this Lease, such possession shall be on a month-to-month basis during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the such Demised Premises, and Lessee shall continue to pay Fixed Rent at the lesser of the highest lawful rate or one hundred fifty percent (150%) of the last payment of Fixed Rent due with respect to such Demised Premises prior to such expiration or earlier termination of this Lease. Such Fixed Rent shall be payable from time to time upon demand by Lessor. During any month-to-month holdover of tenancy, Lessee shall, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of the Demised Premises. Nothing contained in this Article shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Demised Premises and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Demised Premises or exercising any other remedy available to Lessor contained in this Lease.

ARTICLE XIX

19.1	Force Majure.

During the Term, the risk of loss or decrease in the enjoyment and beneficial use of such Demised Premises as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or other force majure is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor (except to the extent of any required payments by Lessor of insurance or condemnation proceeds if provided in this Lease).

ARTICLE XX

20.1	Assignment.

(a) Lessee may not sublet, assign or otherwise transfer this Lease or any of its rights or obligations hereunder without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

(b) No assignment by Lessee (referenced in this Section 20.1 above) or other relinquishment of possession to the Demised Premises shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder, and Lessee shall remain directly and primarily liable under the Lease as to any rights or obligations assigned by Lessee or regarding the Demised Premises in which rights or obligations have been assigned or otherwise transferred.

(c) Notwithstanding the foregoing, Lessee shall have the absolute right to sublet, assign or otherwise transfer its rights and obligations hereunder, without Lessors’

approval, to: (i) any parent or subsidiary of Lessee; (ii) any subsidiary of Lessee’s parent; (iii) any entity with which lessee may merge or consolidate, or (iv) any entity or individual which purchases all or substantially all of the assets or a majority of the equity interest of Lessee, either in, one transaction or a series of transactions.

ARTICLE XXI

21.1	No Waiver of Default.

No failure by Lessor or Lessee to insist upon the strict performance of any term, duty, obligation, covenant or condition required to be performed by the other party under this Lease hereof or shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default. In addition, no waiver of any particular right by either party shall be deemed to waive its assertion of that right or any other rights in the future.

ARTICLE XXII

22.1	Acceptance of Surrender.

Subject to Section 2.2, no surrender to Lessor of this Lease or of all or any portion of the Demised Premises or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.

22.2	No Merger of Title.

There shall be no merger of this Lease or of the leasehold estate created hereby and the fee estate in the Demised Premises by reason of the fact that the same Person (other than Lessee) may acquire, own or hold, directly or indirectly, in whole or in part, the fee title to the Demised Premises and (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Demised Premises, or (c) a beneficial interest in Lessor.

ARTICLE XXIII

23.1	Notices.

All notices required or permitted to be given hereunder shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

If to Lessor:

Pursell Holdings, LLC

P. O. Box 1187

Sylacauga, Alabama 35150

Attention: James T. Pursell

Fax No.: (256) 249-7428

With a copy to:

Womble Carlyle Sandridge & Rice, PLLC

1201 West Peachtree Street

Suite 3500

Atlanta, Georgia 30309

Attention: Sharon L. McBrayer, Esq.

Fax No.: (404) 870-4825

and notices to Lessee shall be addressed as follows:

Sylorr Plant Corp.

8825 Page Boulevard

St. Louis, Missouri 63114

Attention: Brian Mackay

Fax No.: 314-253-5925

With a copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois 60601

Attention: Richard Porter

Fax No.: 312-861-2200

From time to time any party may designate additional patties and/or another address for notice purposes by written notice to each of the other parties hereto.

ARTICLE XXIV

24.1	Miscellaneous.

Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

24.2	Amendments and Modifications.

This Lease may be modified only by written agreement signed by Lessor and Lessee.

24.3	Successors and Assigns.

All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24.4	Headings and Table of Contents.

The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

24.5	Counterparts.

This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument.

24.6	Memoranda of Lease and Lease Supplements.

This Lease shall not be recorded; provided, Lessor and Lessee shall promptly record (a) a memorandum of this Lease (in substantially the form of Exhibit “D” attached hereto) or a short form lease (in form and substance reasonably satisfactory to Lessor) regarding the Demised Premises, in all cases at Lessee’s cost and expense, and as required under applicable law to sufficiently evidence this Lease.

24.7	Time is of the Essence. Time is of the essence of each and every provision of this Lease.

24.8	Estoppel Certificates.

(a) Lessee agrees that from time to time upon not less than ten (10) days prior written request by the Lessor, Lessee will deliver to Lessor a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the Fixed Rent and other charges have been paid, and (c) that, so far as the person making the certificate knows, the Lessor is not in default under any provision of this Lease and if the Lessor is in default, specifying each such default of which the person making the certificate may have knowledge, it being understood that any such statement so delivered may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgage on the Demised Premises.

(b) Lessor agrees that from time to time upon not less than ten (10) days prior written request by Lessee, Lessor will deliver to Lessee a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the Fixed Rent and other charges have been paid, and (c) that, so far as the person making the certificate knows, the Lessee is not in default under any provision of this Lease and if the Lessee is in default, specifying each such default of which the person making the certificate may have knowledge, it being understood that any such statement so delivered may be relied upon by any prospective assignee of this Lease, mortgagee, or assignee of any mortgage on the Demised Premises.

24.9	Governing Law; Submission To Jurisdiction; Venue; Arbitration.

(a) THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA. Any legal action or proceeding with respect to this Lease may be brought in the courts of the State of Alabama in Talladega County or of the United States for the District of Alabama, and, by execution and delivery of this Lease, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Lease further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices herein, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

(b) Each of the parties to this Lease hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Lease brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) Notwithstanding the foregoing to the contrary, upon demand of any party to this Lease, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Lease between or among the parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules” of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include without limitation tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction.

All arbitration hearings shall be conducted in Atlanta, Georgia or Birmingham, Alabama. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within one hundred and twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable federal or state substantive law except as provided herein.

24.10	Subordination.

Upon written request of Lessor, Lessee will, in writing, subordinate its right in this Lease at all times to the lien of any mortgage or deed of trust now or hereafter placed upon Lessor’s interest in the Demised Premises; and Lessee shall sign and deliver upon demand such further instruments subordinating this Lease to the lien of any such mortgage or deed of trust as shall be desired by Lessor or any mortgagee or proposed mortgagee or any beneficiary or proposed beneficiary under such mortgage or deed of trust, provided the mortgagee or beneficiary of such deed of trust will agree by separate agreement with Lessee that, so long as Lessee is not in default, agree that Lessee’s peaceable possession of the Demised Premises or its leasehold estate under this Lease will not be disturbed nor shall any of Lessee’s rights under this Lease be affected in any way by reason of any default under such mortgage or deed of trust regardless of whether such holder shall acquire title to the Demised Premises or improvements by foreclosure or deed in lieu thereof. If the holder of such mortgage or deed of trust or any successors or assigns shall hereafter succeed to the rights of Lessor under this Lease or acquire title as aforesaid, Lessee shall recognize such successor as Lessor under this Lease and shall sign and deliver any instrument that may be necessary to evidence such recognition, provided any such instrument provides Lessee standard non-disturbance protection. In such case, all of the rights of Lessee shall in all respects be binding upon the holder of such mortgage or deed of trust, its successors and assigns.

24.11	Brokerage.

Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this leasing transaction. Lessor represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Lessor agrees to indemnify and hold Lessee harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessor with regard to this leasing transaction. The provisions of this Section shall survive the termination of this Lease.

24.12	Grant and Reservations of Easements.

(a) During the term of this Lease, Lessor grants to Lessee a nonexclusive and unobstructed access, ingress and egress easement over and across Easement Area No. 2, as identified on Exhibit “E” attached hereto (the “Side Access Easement”) for the purpose of vehicular and pedestrian access, ingress and egress over and across Easement Area No. 2, to and from portions of the land lying north and south of the L&N Railway right-of-way. In addition, during the term of the Lease, Lessee shall have the nonexclusive right to use the railroad crossing that is part of Easement Area No. 2.

(b) Lessor, for itself and on behalf of Lessor’s affiliates, reserves the right of unobstructed access, ingress and egress on, over and across Easement Area No. 1, as identified on Exhibit “E” attached hereto (the “Entrance Easement”), for the purpose of vehicular and pedestrian access, ingress and egress over and across Easement Area No. 1, to and from Edwards Street and Lessor’s property adjacent to the west of the land. In addition, Lessor, for itself and on behalf of Lessor’s affiliates, reserves the right to unobstructed access, ingress and egress on, over and across that portion of the land identified as Easement Area No. 2(a) (the “Rear Access Easement”) for the purpose of vehicular and pedestrian access, ingress and egress over and across Easement Area No. 2(a), to and from Lessor’s adjacent property and Fort Williams Street, and certain property owned by the Trish P. Pursell Trust, identified on Exhibit “E” (the “Trust Demised Premises”).

(c) Lessee agrees to maintain in good condition and working order, at its own cost and expense, Lessee’s truck scales, the Entrance Easement, the Side Access Easement, and the Rear Access Easement (but excluding the bridge between the Land and the Trust Property). In the event Lessee fails to maintain same as required hereunder for a period of thirty (30) days after written notice by Lessor, Lessor shall be authorized to make necessary repairs, whereupon Lessee shall promptly reimburse Lessor the reasonable cost thereof together with interest at the rate of eight percent (8%) per annum.

(d) Any work performed pursuant to this Section shall be performed and all easements shall be maintained (i) in a good, diligent and workman-like manner and (ii) in compliance with all applicable laws, rules regulations and ordinances. Any damage occasioned by work performed pursuant to this Section shall be repaired and restored with due diligence at the sole cost and expense of the party causing such damage. Each party shall promptly pay for all work done on its behalf or at its direction (unless a bona fide dispute exists concerning payment) and cause to be discharged any lien affecting the land or Lessor’s adjacent property arising from or relating to such work. No work done by a party shall give such party or anyone doing work on behalf of such party any lien claims or rights in and to the fee simple title of Lessor or leasehold estate of Lessee.

(e) Each party agrees that in its use and enjoyment of the easements created or reserved hereby, it shall exercise its good faith efforts not to unreasonably interfere with the business operations of the other. Lessee shall not, without prior written consent of the Lessor, permit the parking of automobiles or other vehicles or the storage of materials or inventory at any time on the Side Access Easement or on any of Lessor’s adjacent property.

(f) Lessor and Lessee shall indemnify and hold each other harmless from any loss, cost, damage or expense (including, without limitation, court costs and attorneys’ fees) arising from, out of or connected in any way with the negligence or intentional misconduct of the indemnifying party in exercising the rights and obligations granted in this Section.

(g) Lessor or Lessee shall have the right at any time after notice to the other to relocate at its own expense the easements created hereby; provided that the relocated easement is of comparable or better quality and the relocation does not cause any additional burden on the other party. Once relocated, the party requesting such relocation shall prepare a survey and an amendment to this Lease to reflect the revised location of the newly relocated easement. Notwithstanding the foregoing, Lessor shall be entitled to relocate the Side Access Easement as long as the relocated Side Access Easement is moved to the east and is of equal quality to the original Side Access Easement.

24.13	Use of Truck Scales.

Lessee agrees that during the term of this Lease, Lessor and Lessor’s affiliates shall be entitled to use Lessee’s Truck Scales during normal business hours and at no cost or expense to Lessor or Lessor’s affiliates. Lessee’ personnel shall weigh trucks coming and going from Lessor’s adjacent property and provide the paperwork on a daily basis to Lessor. Lessor’s rights to use the truck scales granted pursuant to this Section 24.13 is contingent upon the lack of a Lessor’s breach under the terms of the Maintenance Yard Lease. Upon and during the continuance of a breach by Lessor of the Maintenance Yard Lease, Lessor shall not have any right to use the Lessee’s truck scales as contemplated in this Section 24.13.

24.14	Lease Guarantee.

“The obligations of Lessee hereunder shall be guaranteed by United Industries Corporation (“UIC”) pursuant to a written Guarantee of Lease to be entered into between Lessor, Lessee and UIC.

ARTICLE XXV

25.1	Indemnity.

(a) Subject to Section 26.1(g) below (which shall control indemnification for environmental matters), Lessee hereby indemnifies and holds Lessor and its officers, directors, partners, employees, affiliates and contractors harmless from and against any Losses arising from Lessee’s use of the Demised Premises during the Term or from any act permitted, or any omission to act, in or about the Demised Premises by Lessee or its agents, employees or contractors during the Term or from any breach or default by Lessee of this Lease, except to the extent any such claims, demands, liabilities or expenses are caused by Lessor’s negligence or willful misconduct and from any breach or default by Lessee of its obligations hereunder. In the event any action or proceeding shall be brought against Lessor by reason of any such claim, demand, liability or expense, Lessee shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor.

(b) Subject to Section 26.1(f) below (which shall control indemnification for environmental matters), Lessor hereby indemnifies and holds Lessee and its officers, directors, stockholders, employees, affiliates and contractors harmless from and against any Losses arising (i) from Lessor’s use of the Demised Premised, whether before, on or after the date hereof, or from any act permitted, or any omission to act, in or about the Demised Premises, whether before, on or after the date hereof, by Lessor or its agents, employees, contractors or invitees, or (ii) from any breach or default by Lessor of its obligations hereunder, except to the extent any such claims, demands, liabilities or expenses referenced in (i)-(ii) hereof are caused by Lessee’s negligence or willful misconduct during the Term. In the event any action or proceeding shall be brought against Lessee by reason of any such claim, demand, liability or expense, Lessor shall defend the same at Lessor’s expense by counsel reasonably satisfactory to Lessee.

ARTICLE XXVI

26.1	Environmental Matters.

(a) Within 45 days after the Commencement Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment report (the “Initial Phase I Report”) prepared by GaiaTech Incorporated or another independent recognized consulting firm selected by Lessee but reasonably acceptable to Lessor. The parties acknowledge and agree that such report will not include any collection or analysis of soil, groundwater or other material samples. The Initial Phase I Report shall identify and report on recognized environmental conditions and other environmental issues relating to the Demised Premises as of the Commencement Date (the “Existing Environmental Conditions”).

(b) Within 45 days prior to the end of the Term or the date Lessee ceases its occupancy, use and operation of the Demised Premises or on the occurrence of an Event of Default, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment report (the “Final Phase I Report”) prepared by GaiaTech Incorporated or another independent recognized consulting firm selected by Lessee but reasonably acceptable to Lessor. The parties acknowledge and agree that such report will not include any collection or analysis of soil, groundwater or other material samples. The Final Phase I Report shall identify and report on the status of recognized environmental conditions and other environmental issues relating to the Demised Premises as of the date of such Final Phase I Report.

(c) Notwithstanding any other provision of this Lease to the contrary, Lessee’s obligations with respect to environmental conditions at the Demised Premises shall be limited to the costs to remedy or remediate (i) Existing Environmental Conditions to the extent they are knowingly or negligently exacerbated, added to or worsened by Lessee’s occupancy, use and operation of the Demised Premises after the

Commencement Date and (ii) environmental conditions created by Lessee’s occupancy, use and operation of the Demised Premises after the Commencement Date. The information in the Initial Phase I Report and the Final Phase I Report may be used to identify any conditions described in (i) and (ii) in the preceding sentence, but the parties shall consider any other relevant information to determine, and the information in such reports shall not be deemed to conclusively establish whether any conditions described in (i) and (ii) in the preceding sentence actually exist.

(d) In connection with Lessee’s occupancy, use and operation of the Demised Premises after the Commencement Date and during the Term, Lessee shall: (1) comply in all material respects with Environmental, Health and Safety Requirements; (2) keep the Demised Premises free and clear of all liens and other material encumbrances imposed pursuant to any Environmental Health and Safety Requirements; (3) promptly report to Lessor any Release of Hazardous Substances at the Demised Premises that is required to be reported to any governmental authority pursuant to any Environmental Health and Safety Requirements, (4) promptly and diligently undertake and complete any response, clean up, remedial or other action necessary to resolve, remove, cleanup or remediate any Release of Hazardous Substances caused by Lessee’s occupancy, use and operation of the Demised Premises after the Commencement Date as necessary to comply in all material respects with Environmental, Health and Safety Requirements and, upon completion of such action cause to be prepared by a reputable environmental consultant selected by Lessee but reasonably acceptable to Lessor, a report describing the actions taken by Lessee and a statement by the consultant that no further action is required, (5) promptly provide to Lessor written notice of any pending or threatened claim, action or proceeding related to or arising out of any release of Hazardous Substances at or from the Demised Premises, (6) promptly provide to Lessor copies of all material written communications with any Governmental Authority relating to any release of Hazardous Substances at or from the Demised Premises, and (7) promptly provide to Lessor such non-privileged documents in Lessee’s possession related to any releases of Hazardous Substances at the Demised Premises as Lessor may reasonably request.

(e) In connection with Lessor’s ownership of the Demised Premises after the Commencement Date and during the Term, Lessor shall: (1) comply in all material respects with Environmental, Health and Safety Requirements; (2) keep the Demised Premises free and clear of all liens and other material encumbrances imposed pursuant to any Environmental Health and Safety Requirements; (3) promptly report to Lessee any Release of Hazardous Substances at the Demised Premises that is required to be reported to any governmental authority pursuant to any Environmental Health and Safety Requirements, (4) promptly and diligently undertake and complete any response, clean up, remedial or other action necessary to resolve, remove, cleanup or remediate any Release of Hazardous Substances (except for such releases caused by Lessee’s occupancy, use and operation of the Demised Premises after the Commencement Date) as necessary to comply in all material respects with Environmental, Health and Safety Requirements and, upon completion of such action cause to be prepared by a reputable environmental consultant selected by Lessor but reasonably acceptable to Lessee, a report describing the actions taken by Lessor and a statement by the consultant that no further action is required, (5) promptly provide to Lessee written notice of any pending or threatened claim, action or proceeding relaxed to or arising out of any release of Hazardous Substances at or from the Demised Premises, (6) promptly provide to Lessee copies of all material written communications with any Governmental Authority relating to any release of Hazardous Substances at or from the Demised Premises, and (7) promptly provide to Lessee such non-privileged documents in Lessor’s possession related to any releases of Hazardous Substances at the Demised Premises as Lessee may reasonably request.

(f) Lessor shall indemnify, defend and hold harmless Lessee and its officers, employees and agents harmless from any Losses arising out of or in any way connected with (i) a breach by Lessor of its obligations under this Section 26.1; (ii) any spills, releases, disposal or discharges of, or contamination by, Hazardous Substances at, onto, beneath, from or affecting the Demised Premises (“Hazardous Material Releases”), except to the extent caused by Lessee’s occupancy, use and operation of the Demised Premises after the Commencement Date and during the Term; (iii) the presence of Hazardous Substances at Demised Premises on or prior to the Commencement Date; (iv) failure by the Lessor to comply in all material respects with applicable Environmental Health and Safety Requirements; and (v) failure of any other person or entity prior to the Commencement Date to comply with Environmental, Health and Safety Requirements with respect to the Demised Premises.

(g) Lessee shall indemnify, defend and hold harmless Lessor from any Losses arising out of or in any way connected with (i) a breach by Lessee of its obligations under this Section 26.1; (ii) any Hazardous Material Releases to the extent caused by Lessee’s occupancy, use and operation of the Demised Premises after the Commencement Date; (iii) the presence of Hazardous Substances that Lessee, its employees, agents or independent contractors brings onto the Demised Premises after the Commencement Date; and (iv) Lessee’s failure to comply in all material respects with applicable Environmental, Health and Safety Requirements with respect to Lessee’s occupancy, use and operation of the Demised Premises after the Commencement Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date fast above written.

LESSOR:

PURSELL HOLDINGS, LLC

By:	/s/ DAVID PURSELL
Name:	David Pursell
Title:	President

[Signature Pages Continue]

LESSEE:

SYLORR PLANT CORP.

By:	/s/ JOHN TIMONY
Name:	John Timony
Title:	S.V.P. – Operations

APPENDIX A TO THE LEASE

I.	Rules of Usage

The following rules of usage shall apply to this Appendix A unless otherwise required by the context or unless otherwise defined therein:

(a) Except as otherwise expressly provided, any definitions set forth herein or in the Lease shall be equally applicable to the singular and plural forms of the terms defined.

(b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

(c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor, shall they affect the meaning, construction or effect of any provision thereof.

(d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

(e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

(f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

(g) When used in any document, words such as “hereunder”, “hereto”, “hereof’ and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(h) References to “including” means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(i) Each of the parties to the Lease and their counsel have reviewed and revised, or requested revisions to the Lease, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Lease and any amendments or exhibits thereto.

(j) Capitalized terms used in the Lease which are not defined in this Appendix A but are defined in the Lease shall have the meaning so ascribed to such term in the Lease.

II.	Definitions

“Affiliate” shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

“Approved State” shall mean each of the following: Alabama and any other state within the continental United States proposed by the Lessee and consented to in writing by the Lessor.

“Arbitration Rules” shall have the meaning given to such term in Section 26.12(d) of the Lease.

“Asset Purchase Agreement” shall mean that certain agreement by and between Sylorr Plant Corp., as purchaser and Pursell Industries, Inc., as Seller.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Alabama are open for business.

“Casualty” shall mean any damage or destruction of all or any portion of the Demised Premises as a result of a fire or other casualty.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

“Change Date” shall mean the date on which Lessee begins its two (2) year extension of the term of the Lease.

“Closing” shall have the meaning given in Section 2.2 of this Lease.

“Code” shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

“Commencement Date” shall have the meaning specified in Section 2.2 of the Lease.

“Condemnation” shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Demised Premises or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain (including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Demised Premises or alter the pedestrian or vehicular traffic flow to any Demised Premises so as to result in a change in access to such Demised Premises, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action).

“Condemning Authority” shall mean any governmental authority having jurisdiction over the Demised Premises.

“CPI” shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, United States, for all urban consumers, All Items (2002 = 100).

“CPI Adjustment Method” shall mean an adjustment to the Fixed Rent calculated as follows: on each Change Date, the Fixed Rent shall be adjusted by multiplying the Fixed Rent by a fraction, the numerator of which is the CPI for the first day of the month in which the Change Date occurs, and the denominator of which is the CPI on the first day of the month in which the Commencement Date occurs. All such adjustments shall be made effective as of the Change Date. All such adjustments shall be made to the nearest one eighth of a percentage point (0.125%). Lessor shall notify Lessee in writing of the amount of the newly adjusted Fixed Rent and same shall be due on the next monthly payment date and each month thereafter until adjusted again. However, in no event shall the Fixed Rent due and payable hereunder be less than the Fixed Rent provided for during the initial Term of this Lease or any prior extension period, regardless of the value of the dollar as reflected by said CPI figure. In the event the amount of CPI increase is not known until after the first month of the period for which the adjustment is to be made, due to delays in publication of the CPI, or any other reason, then, upon notification of the increase by Lessor, the Lessee shall pay the full amount of the increase which is due for any prior month during the adjustment period within thirty (30) days following receipt of Lessor’s written notice of the amount due. In the event the CPI is discontinued, ceases to incorporate significant items now incorporated therein, or if a substantial change is made in such CPI, the parties hereto shall use in its place any similar index established and compiled by an agency of the United States Government, and, if no such index is available, the parties shall attempt to agree on an alternative formula and, if agreement cannot be reached, the matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Demised Premises” shall have the meaning set forth in the Lease.

“Demised Premises” shall have the meaning as set forth in Section 2.1 of the Lease. “Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Environmental, Health and Safety Requirements” means, all federal, state, local and foreign statutes, regulations, ordinances, codes and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“Environmental Laws” shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Governmental Authority relating to pollution or protection of health or the environment, including without limitation CERCLA, the Resource

Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Air Act, The Federal Water Pollution Control Act, Emergency Planning and Communications Act, comparable state statutes and implementing regulations existing as of the date hereof or subsequently enacted.

“Environmental Violation” shall mean any activity, occurrence or condition that violates or results in a violation of or noncompliance with any Environmental Law.

“Equipment” shall mean the equipment set forth in Exhibit “B” hereto, and to the extent that the same does not constitute “Lessee’s Property” and, to the extent the same is owned by Lessee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“Event of Default” shall mean an Event of Default and shall have the meaning specified in Section 15 of the Lease.

“Expiration Date” shall mean the last day of the Term.

“Fixed Rent” shall mean the amount set forth in Section 3.1 of the Lease.

“Fixtures” shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Hazardous Substances” means hazardous materials, hazardous substances, hazardous wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, including asbestos, polychlorinated biphenyls, or radiation.

“Improvements” shall mean, with respect to the construction, renovations and/or Modifications on the Demised Premises, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Demised Premises purchased or otherwise acquired, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including any Improvements made subsequent to the Commencement Date.

“Insurance Requirements” shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

“Law” shall have the meaning set forth in the Lease.

“Lease” or “Lease Agreement” shall mean this Lease Agreement between the Lessor and the Lessee.

“Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

“Lessee” shall mean Sylorr Plant Corp.

“Lessor” shall mean Pursell Holdings, LLC.

“Lessor Lien” shall mean any Lien, true lease or sublease or disposition of Lessee’s leasehold title arising as a result of (a) any claim against the Lessor, (b) any act or omission of the Lessor, (c) any claim against the Lessor with respect to Taxes or expenses which the Lessee is not required to pay, or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Demised Premises, other than the transfer of title to or possession of the Demised Premises by the Lessor, the granting of deed(s) of trust with respect to Lessor’s interest in the Demised Premises, and the assignment by Lessor of Lessor’s interest in this Lease.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

“Losses” includes any claims, suits, liabilities (including but not limited to strict liabilities), administrative or judicial actions or proceedings, obligations, debts, damages, losses, costs, expenses, dimunitions in value, fines, penalties, charges, fees, expenses, costs of Remediation (whether or not performed voluntarily), costs of assessing damages or losses, judgments, awards, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, including reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings.

“Maintenance Yard Lease” shall mean that certain lease of even date herewith for the lease of a certain maintenance yard and building by and between Lessee and Pursell Technologies, Inc.

“Material Adverse Effect” shall, mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Lessee, (b) the ability of the Lessee to perform its respective obligations under the Lease, (c) the validity or enforceability of the Lease or the rights and remedies of the Lessor thereunder, or (d) the value, utility or useful life of the Demised Premises or the use, or ability of the Lessee to use, the Demised Premises for the purpose for which it was intended.

“Modifications” shall have the meaning specified in Section 10.1 of the Lease.

“Overdue Rate” shall mean six percent (6%) per annum.

“PBGC” shall mean the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA or any successor thereto.

“Permitted Facility” shall mean a consumer lawn, garden and related products manufacturing, distribution and sales facility; provided that Lessee shall not manufacture or produce products which directly compete with Lessor’s interests in the professional market on the Demised Premises or which would create a material nuisance to adjacent landowners, without Lessor’s prior written consent which consent shall not be unreasonably withheld.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

“Pursell” shall have the meaning given in Section 2.2 of this Lease.

“Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance reportable under or in violation of the Environmental Law.

“Rent” shall mean, collectively, the Fixed Rent and the Supplemental Rent, in each case payable under the Lease.

“Responsible Officer” shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

“Storage Tanks” includes any underground or aboveground storage tanks, whether filled, empty, or partially filled with any substance.

“Supplemental Rent” shall mean all amounts, liabilities and obligations (other than Fixed Rent) which the Lessee assumes or agrees to pay to the Lessor or any other Person under the Lease and all indemnification amounts, liabilities and obligations.

“Supply Agreement” shall have the meaning set forth in Section 15.1(c) of the Lease.

“Taxes” shall have the meaning set forth in Section 4.1 (a) of the Lease.

“Term” shall have the meaning specified in Section 2.2 of the Lease.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United Industries Corporation” shall have the meaning set forth in Section 24.14 of this Lease.

“United States Bankruptcy Code” shall mean Title 11 of the United States Code

EXHIBIT “A” TO THE LEASE

(Legal Description of Land)

Lots 20, 21, and 22 of Pinecrest Acres, a plat of which is recorded in the Office of the Judge of Probate for Talladega County, Alabama in Plat Book 3 at Page 103, and part of the South Half of Section 30 and part of the North Half of Section 31, Township 21 South, Range 4 East, Talladega County, Alabama, and being more particularly described as follows: Commence at the Southeast corner of the Southeast Quarter of the Southwest Quarter of said Section 30; thence run N 87°51’ 37” W (magnetic) along the South line of said Section 30 for 688.39’ to the POINT OF BEGINNING of the parcel herein described; thence continue N 87° 51’ 37” W along said South line for 90.13’ to the point of intersection with the East right-of-way of an unnamed public road; thence with a right deflection angle of 90° 00’ 02”, run northerly along said East right-of-way for 50.00’ to the point of intersection with the North right-of-way of said unnamed public road; thence with a left deflection angle of 89° 52’ 03”, run westerly along said North right-of-way for 239.57’; thence run northerly, forming an interior angle of 86° 15’ 58”, for 217.53’ to the point of intersection with the centerline of the L & N Railroad; thence run easterly, forming an interior angle of 95° 35’ 04”, along said centerline for 378.71’; thence with a left deflection angle of 89° 41’ 38”, run northerly for 49.63’; thence with a left deflection angle of 64° 30’ 05”, run northwesterly for 40.60’; thence run northwesterly, forming an interior angle of 172° 53’ 49” for 49.97’; thence run northwesterly, forming an interior angle of 175° 48’ 30” for 50.04’; thence run northwesterly, forming an interior angle of 174° 27’ 56” for 50.0’; thence run northerly, forming an interior angle of 132° 06’ 01” for 183.70’; thence run northeasterly, forming an interior angle of 112° 49’ 31”, for 231.81’; thence with left deflection angle of 32° 31’ 02”, run northeasterly for 78.69’; thence with a left deflection angle of 34° 41’ 36”, run northerly for 400.00’ to the point of intersection with the South right-of-way of Edwards Street; thence run easterly, forming an interior angle of 90° 44’ 56”, for 411.11’; thence with a left deflection angle of 97° 42’ 22”, run northerly along the East right-of-way of said Edwards Street for 40.72’ to the point of intersection with the North right-of-way of said Edwards Street; thence with a right deflection angle of 7° 47” 47”, run northerly for 145.98’; thence with a right deflection angle of 92° 29’ 55”, run easterly for 262.96’ to the point of intersection with the South right-of-way of Talladega County Highway No. 511; thence run southerly, forming an interior angle of 89° 29’ 10”, for 236.20’; thence with a left deflection angle of 90° 36’ 17”, run easterly for 107.82’ to a point on the East side of Darby Branch; thence with a right deflection angle of 91° 12’ 08”, run southerly for 833.59’ to the point of intersection with the centerline of the L & N Railroad; thence with a left deflection angle of 93° 26’ 02”, run easterly along said centerline for 271.15.’; thence run southerly, forming an interior angle of 84° 17’ 41”, for 304.50’ to the point of intersection with the curving North right-of-way of Ft. Williams Street; thence with a right deflection angle of 78° 52’ 35”, run southwesterly along said North right-of-way for 131.56’ and the following courses; 01° 58’ 06” left for 100.95’; thence 3° 26’ 40” left for 99.30’; thence 2° 26’ 30” left for 99.30’; thence 3° 14’ 09” left for 97.24’; thence 3° 21’ 16” left for 100.21’; thence 1° 46’ 15” left for 99.96’; thence turn OE 59’ 17” left and continue southwesterly along said right-of-way for a distance of 245.27’ to the Southeast corner of said Lot 22; thence continue southwesterly along said right-of-way for 120.20’ to the Southwest corner of said Lot 22, and the point of intersection with the East right-of-way of Fitts Drive; thence run northwesterly, forming an interior angle of 89° 54’ 55”, along said East right-of-way for 138.96’; thence with a left deflection angle of 170 46’ 33”, run northwesterly along said East right-of-way for 56.91’ to the point of intersection with the West line of Lot 20 of said Pinecrest Acres; thence with a right deflection angle of 39° 09’10”, run northerly along the West line of said Lot 20 for 160.29’ to the POINT OF BEGINNING.

And in addition that certain easement in favor of Lessee as set forth in Section 26.15(a) of the Lease, and subject to those certain, easements reserved by Lessor as set forth in Section 26.15(b) of the Lease.

EXHIBIT “B” TO THE LEASE

(Equipment)

Pursell Holdings, LLC

Dry Blending & Bagging Facility

Sylacauga, Alabama

Equipment List

Plant 2

18” Adams dragline conveyor

108’ Shuttle conveyor belt

C-111 Bulk Chain Elevator (line 1)

7-compartment cluster hopper w/gates

Weigh Hopper w/load cells and indicator

3-ton Continental Roller Mixer

C-111 bagging chain elevator (line 1)

Model 65 Link Belt Screener

CBS-D Doughboy Chain Band Sealer (Ser# 98-20886)

2 - HA-720 Doughboy hot air sealer

Lantech V-Series stretch wrapper (Ser # 17151)

Pour-up System consisting of: Platform, bag break station, dust collector, scale, screw conveyor

Hot Water Bath Tank w/pump and scales

Control room w/controls

Adams Weigh Hopper w/transfer belt conveyor

C-111 Bulk Chain Elevator (line 2)

5-ton Continental Roller Mixer

C-111 Bagging Chain Elevator (line 2)

2-Chain Hoists

Screen feed hopper w/baffles

Model 65 Link Belt Screener (Line 2)

Model 7300 Inglett Bagger

Model 7800 Inglett Bagger

CBS-D Doughboy chain band sealer (Ser # 0022301)

CBS-CH Doughboy sealer (Ser # 95-18954)

Dual Table Lantech Model Q300 Wrapper (Ser# QM007953)

Pour Up Auger

Plant Dust Collector

50 HP Gardner Denver air compressor

Zeks air dryer (Ser # 105387-1 M396)

2 - 150 Gallon stainless steel mix tanks w/mixer and rough deck scales

DPG scale w/digital readout, timer, and controls

Plant 6

Link Belt Elevator w/feed hopper

Model 65UP Link Belt Screener

2-bagging hoppers

Chain hoist

Model 100 Inglett bagger w/vibrating feeder

McT Model CML100 sealer (Ser # CM113489)

HA720 Doughboy hot air sealer (Ser # 87-23965)

Model 2040 Hamer Auto-fill bagger w/discharge belt conveyor

Rapat conveyor system consisting of:

Receiving belt conveyor, transfer conveyor, powered curve, transfer conveyor

Chantland Automatic Palletizer (Ser # 28112)

Lantech automatic wrapper

Model WHP200 Wulftec wrapper (Ser # 0400-5810)

Model WHP200 Wulftec wrapper (Ser # 0400-5811)

50 HP Gardner Denver air compressor

Zeks air dryer (Ser # 98196-1)

Raw Material Unloading

AJ Sackett 18” dragline stainless steel Conveyor w/chutes

24 x 36 Adams portable field loader conveyor

Warehouse 4

Lantech T stretch wrapper

IPM stretch wrapper

4x4 10k rough deck scale w/IQ410 indicator

Lantech sidewinder wrapper (Ser # 43347T)

3 - ton Continental Rollo Mixer

70 foot electronic truck scales w/readout

70 foot electronic truck scales w/missing load cells and readout

And, any other property owned by Lessor and located on the Demised Premises which materially affects the proposed use of the Leased Premises by Lessee as completed by this Lease Agreement.

EXHIBIT “C” TO THE LEASE

(Lessee’s Equipment)

1.	All rolling stock, including without limitation, all forklifts, trucks and other vehicles.

2.	All computers and related equipment.

3.	All equipment, personal property, trade fixtures and inventory acquired by Lessee after the Commencement Date to the extent the same does not constitute a permanent replacement of or a repair or modification of any Equipment or any component of any Equipment.

4.	All other equipment, personal property, trade fixtures and inventory owned by Lessee and located on the Demised Premises which is not listed as Equipment pursuant to Exhibit B.

5.	All equipment owned by Pursell Industries, Inc. at the termination of its lease agreement with Lessor located on the Demised Premises.

EXHIBIT “D” TO THE LEASE

(Memorandum of Lease)

This instrument was prepared by

and after recordation return to:

M. Beth O’Neill, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

2400 AmSouth/Harbert Plaza

Birmingham, Alabama 35203

STATE OF ALABAMA	)
TALLADEGA COUNTY	)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (hereinafter, as amended from time to time in accordance with the provisions hereof, this “Memorandum”) is entered into as of                             , 2002 between PURSELL HOLDINGS, LLC, an Alabama limited liability company (“Lessor”), and SYLORR PLANT CORP., a Delaware corporation (“Lessee”).

Recitals

Lessor and Lessee have entered into a Lease Agreement dated as of                             , 2002 (the “Lease”), pursuant to which Lessor will lease, demise and let to Lessee the real property described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Demised Premises”), together with existing Improvements thereon and the Equipment identified in Exhibit “B” attached hereto. Lessor and Lessee are recording this Memorandum in lieu of recording the Lease under the authority of Ala. Code §35-4-51.1 (1975), as amended.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and to induce Lessor and Lessee to enter into the Lease, and for other good and valuable consideration in hand paid to Lessor and Lessee, receipt of which is hereby acknowledged, Lessor and Lessee hereby give notice of the following terms of the Lease:

1. Names of Lessor and Lessee: The name of the lessor of the Lease is Pursell Holdings, LLC, an Alabama limited liability company. The name of the lessee of the Lease is Sylorr Plant Corp., a Delaware corporation.

2. Term of the Lease: The Lease is for a term of four (4) years, commencing on                         , 2002 (the “Commencement Date”), and ending on                             , 2004. The Lessee has the option to extend the term of the Lease for two (2) consecutive and successive terms of two (2) years each pursuant to the terms and conditions contained in Section 2.2 of the Lease. The Lessee has the option to terminate the Lease at any time two (2) years after the Commencement Date pursuant to the terms and conditions contained in Section 2.2 of the Lease.

3. Description of Demised Premises: The premises leased from Lessor by Lessee under the Lease is that certain real property more particularly described on Exhibit “A” attached hereto and made a part hereof together with any and all tenements, hereditaments and appurtenances belonging or in any way pertaining thereto.

4. Grant and Reservation of Easements. Pursuant to Section 26.15 of the Lease, the following easements were granted to Lessee and reserved by Lessor:

(a) During the term of this Lease, Lessor grants to Lessee a nonexclusive and unobstructed access, ingress and egress easement over and across Easement Area No. 2, as identified on Exhibit “C” attached hereto (the “Side Access Easement”) for the purpose of vehicular and pedestrian access, ingress and egress over and across Easement Area No. 2, to and from portions of the land lying north and south of the L&N Railway right-of-way. In addition, during the term of the Lease, Lessee shall have the nonexclusive right to use the railroad crossing that is part of Easement Area No. 2.

(b) Lessor reserves the right of unobstructed access, ingress and egress on, over and across Easement Area No. 1, as identified on Exhibit “C” attached hereto (the “Entrance Easement”), for the purpose of vehicular and pedestrian access, ingress and egress over and across Easement Area No. 1, to and from Edwards Street and Lessor’s property adjacent to the west of the land. In addition, Lessor reserves the right to unobstructed access, ingress and egress on, over and across that portion of the land identified as Easement Area No. 2(a) (the “Rear Access Easement”) for the purpose of vehicular and pedestrian access, ingress and egress over and across Easement Area No. 2(a), to and from Lessor’s adjacent property and Fort Williams Street, and certain property owned by the Trish P. Pursell Trust, identified on Exhibit “C” (the “Trust Property”).

5. Memorandum: This Memorandum is executed for the purpose of giving notice of the existence of the Lease. The Lease is deemed to be a material part hereof as though set forth at length herein. The Lease contains other provisions for the benefit of Lessor and Lessee, which provisions are incorporated herein by this reference. If a conflict between the provisions of the Lease and this Memorandum shall occur, the provisions of the Lease shall govern.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Memorandum to be executed in their names and on their behalf effective as of the day and year first above written and to be recorded in the Office of the Judge of Probate of Talladega County, Alabama.

LESSOR:

PURSELL HOLDINGS, LLC

By:	/s/ DAVID PURSELL
Name:	David Pursell
Title:	President

LESSEE:

SYLORR PLANT CORP., a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, Lessor and Lessee have caused this Memorandum to be executed in their names and on their behalf effective as of the day and year first above written and to be recorded in the Office of the Judge of Probate of Talladega County, Alabama.

LESSOR:

PURSELL HOLDINGS, LLC

By:
Name:
Title:

LESSEE:

SYLORR PLANT CORP., a Delaware corporation

By:	/s/ JOHN TIMONY
Name:	John Timony
Title:	S.V.P. – Operations

STATE OF ALABAMA	)
)
JEFFERSON COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that                                 , whose name as                                  of Pursell Holdings, LLC, an Alabama limited liability company, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such                                  and with full authority, executed the same voluntarily for and as the act of said limited liability company on the day the same bears date.

Given under my hand and official seal, this                                  day of                                  2000.

Notary Public
[NOTARIAL SEAL]
My Commission Expires:

STATE OF ALABAMA	)
)
JEFFERSON COUNTY	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that                                 , whose name as                                  of Sylorr Plant Corp., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation on the day the same bears date.

Given under my hand and official seal, this                                  day of                                  2000.

Notary Public
[NOTARIAL SEAL]
My Commission Expires:

EXHIBIT “E”

(Easements)

LEGAL DESCRIPTION

STATE OF ALABAMA
JOB No. 97-H-010A
Sheet 3 of 9 sheets
TALLADEGA COUNTY

DESCRIPTION #1:

A strip of land for an ingress/egress easement, located in the South Half of Section 30, Township 21 South, Range 4 East, Talladega County, Alabama, and being more particularly described as follows:

Commence at the Southeast comer of the Southeast Quarter of the Southwest Quarter of said Section 30; thence run N 87°51’37” W (magnetic) along the South line of said Section 30 for 688.39’; thence continue N 87°51’37’ W along said South line for 90.13’ to the point of intersection with the East right-of-way of an unnamed public road; thence with a right deflection angle of 90°00’02”, run northerly along said East right-of-way for 50.00’ to the point of intersection with the North right-of-way of-said unnamed public road; thence with a left deflection angle of 89°52’03”, run westerly along said North right-of-way for 239.57’; thence run northerly, forming an interior angle of 86°15’58”, for 217.53’ to the point of intersection with the centerline of the L & N Railroad; thence run easterly, forming an interior angle of 95°35’04”, along said centerline for 378.71’; thence with a left deflection angle of 89°41’38”, run northerly for 49.63’; thence with a left deflection angle of 64°30’05”, run northwesterly for 40.60’; thence run northwesterly, forming en interior angle of 172°53’49” for 49.97’; thence run northwesterly, forming an interior angle of 175°48’30” for 50.04’; thence run northwesterly, forming an interior angle of 174°27’56” for 50.0’; thence run northerly, forming an interior angle of 132°06’01” for 183.70’ to the point of beginning of the easement herein described; thence run northeasterly, forming an interior angle of 95°39’34”, for 219.74’; thence with a left deflection angle of 64°57’23”, run northeasterly for 290.39’; thence with a left deflection angle of 18°32’54”, run northerly for 260.84’ to the point of intersection with the South right-of-way of Edwards Street; thence run easterly, forming an interior angle of 91°47’14”, for 52.76’; thence run southerly, forming an interior angle of 95°38’28”, for 76.87; thence with a right deflection angle of 09°11’35”, run southerly for 179.71’: thence with a right deflection angle of 19°04’54”, run southwesterly for 350.99’; thence run westerly, forming an interior angle of 115°16’46”, for 242.95’; thence run northerly, forming an interior angle of 86°34’11”, for 40.00’ to the point of beginning.

LEGAL DESCRIPTION

STATE OF ALABAMA
JOB No. 97-H-010A
Sheet 4 of 9 sheets
TALLADEGA COUNTY

DESCRIPTION #2:

A strip of land for an ingress/egress easement, located in the South Half of Section 30, and in the North Half of Section 31, Township 21 South, Range 4 East, Talladega County, Alabama, and being more particularly described as follows:

Commence at the Southeast corner of the Southeast Quarter of the Southwest Quarter of said Section 30; thence run N 87°51’37” W (magnetic) along the South line of said Section 30 for 688.39’; thence continue N 87°51’37” W along said South line for 90.13’ to the point of intersection with the East right-of-way of an unnamed public road; thence with a right deflection angle of 90°00’02”, run northerly along said East right-of-way for 50.00’ to the point of Intersection with the North right-of-way of said unnamed public road; thence with a left deflection angle of 89°52’03”, run westerly along said North right-of-way for 239.57’; thence run northerly, forming an Interior angle of 86°15’58”, for 217.53’ to the point of intersection with the centerline of the L & N Railroad; thence run easterly, forming an interior angle of 95°35’04”, along said centerline for 378.71’; thence with a left deflection angle of 89°41’38”, run northerly for 49.63’; thence with a left deflection angle of 64°30’05”, run northwesterly for 40.60’; thence run northwesterly, forming an interior angle of 172°53’49” for 49.97”, thence run northwesterly, forming an interior angle of 175°48’30” for 50.04’; thence run northwesterly, forming an interior angle of 174°27’56” for 50.0’; thence run northerly, forming an interior angle of 132°06’01” for 183.70’ to the point of beginning of the easement herein described; thence run westerly, forming an interior angle of 83°24’45”, for 108.80’; thence with a left deflection angle of 13°04’51”, run southwesterly for 171.55’; thence run southeasterly, forming an interior angle of 84°15’45”, for 37.20’; thence with a right deflection angle of 15°34’33”, run southeasterly for 244.23’ to the point of intersection with the centerline of the L & N Railroad; thence run easterly, forming an interior angle of 99°17’46”, along said centerline for 19.63’; thence run northerly, forming an interior angle of 81°59’04”, for 219.06’; thence with a right deflection angle of 37°00’15”, run northeasterly for 32.94’; thence with a right deflection angle of 36°22’01”, run northeasterly for 124.25’; thence with a right deflection angle of 21°42’01”, run easterly for 96.94’; thence run northerly, forming an interior angle of 93°28’39”, for 40.00’ to the point of beginning.

LEGAL DESCRIPTION

STATE OF ALABAMA
JOB No. 97-H-010A
Sheet 5 of 9 sheets
TALLADEGA COUNTY

DESCRIPTION #2A:

A strip of land for an ingress/egress easement, located in the South Half of Section 30, and in the North Half of Section 31, Township 21 South, Range 4 East, Talladega County, Alabama, and being more particularly described as follows:

Commence at the Southeast comer of the Southeast Quarter of the Southwest Quarter of said Section 30; thence run N 87°51’37” W (magnetic) along the South line of said Section 30 for 688.39’; thence continue N 87°51”37” W along said South line for 90.13’ to the point of intersection with the East right-of-way of an unnamed public road; thence with a right deflection angle of 90°00’02”, run northerly along said East right-of-way for 50.00’ to the point of intersection with the North right-of-way of said unnamed public road; thence with a left deflection angle of 89°52’03”, run westerly along said North right-of-way for 184.81’ to the point of beginning; thence with a right deflection angle of 87°20’41”, run northerly for 16.47’; thence run easterly, forming an interior angle of 272°18’43” for 246.14’; thence with a right deflection angle of 10°35’38”, run easterly for 86.85’; thence with a right deflection angle of 5°20’18”, run southeasterly for 153.70’; thence with a left deflection angle of 16°18’54”, run easterly for 411.96’; thence with a right deflection angle of 88°09’28”, run southerly for 118.73’ to the point of intersection with the North right-of-way of FL Williams Street; thence run northeasterly, forming an interior angle of 74°21’28”, along said North right-of-way for 60.80’; thence run northerly, forming an interior angle of 107°17’02”, for 86.10’; thence with a right deflection angle of 47°01’49”, run northeasterly for 31.80”; thence with a right deflection angle of 91°04’07”, run southeasterly for 70.98’; thence with a left deflection angle of 38°59’31”, run easterly for 85.16’; thence with a left deflection angle of 11°19’06”, run easterly for 72.77’; thence with a left deflection angle of 10°41’58”, run easterly for 85.12’; thence with a right deflection angle of 12°44’39”, run easterly for 116.68’; thence with a right deflection angle of 5°15’15”, run easterly for 64.69’; thence with a left deflection angle of 89°59’37’, run northerly for 19.06’; thence with a left deflection angle of 90°09’46”, run westerly for 178.11’; thence with a left deflection angle of 31°15’46”, run southwesterly for 46.07’; thence with a right deflection angle of 13°02’27”, run southwesterly for 56.01’; thence with a right deflection angle of 12°30’15”, run westerly for 45.98’; thence with a right deflection angle of 6°59’08”, run westerly for 67.92’; thence with a right deflection angle of 17°20’00”, run northwesterly for 16.94’; thence with a right deflection angle of 22°02’28”, run northwesterly for 80.91’; thence with a left deflection angle of 37°28’09”, run westerly for 100.78’; thence with a left deflection angle of 4°22’09”, run westerly for 423.48’; thence with a right deflection angle of 21°05’56’. run westerly for 130.90’; thence with a left deflection angle of 8°19’40”, run westerly for 84.75’; thence with a left deflection angle of 11°43’19”, run westerly for 222.18’; thence with a right deflection angle of 46°05’15”, run northwesterly for a chord distance of 34.28’; thence with a right deflection angle of 42°28’26 , run northerly for 154.87’ to the point of intersection with the centerline of the L & N Railroad; thence run westerly, forming an interior angle of 90°56’16”, for 29.95’; thence run southerly, forming an interior angle of 95°35’04”, for 217.53’ to the point of intersection with the North right-of-way of an unnamed public road; thence run easterly, forming an interior angle of 86°15’58”, along said North right-of-way for 54.76’ to the point of beginning.

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) is executed as of October 3. 2002. by UNITED INDUSTRIES CORPORATION, a Delaware corporation (the “Guarantor”), for the benefit of PURSELL HOLDINGS, LLC, an Alabama limited liability company (the “Lessor”).

RECITALS

WHEREAS, Lessor and Sylor Plant Corp., a Delaware corporation (the “Lessee”), have entered into that certain Lease Agreement of even date herewith with respect to certain premises and equipment owned by Lessor (the “Lease”).

WHEREAS, Guarantor is the owner of substantially all of the outstanding stock of the Lessee, and Guarantor will directly benefit from the Lease by virtue of Guarantor’s ownership of a direct or indirect interest in Lessee.

NOW, THEREFORE, as an inducement to Lessor to enter into the Lease with the Lessee, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 GUARANTY OF OBLIGATIONS. Subject to the terms of this Guaranty, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lessor (and its successors and assigns), the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Subject to the terms of this Guaranty, Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor, and that Guarantor shall fully perform each and every term and provision hereof.

Section 1.2 DEFINITION OF GUARANTEED OBLIGATIONS. As used herein, the term “Guaranteed Obligations” shall mean each of the obligations of Lessee under the Lease including, without limitation, the indemnification provisions contained in Section 25:1 of the Lease.

Section 1.3 NATURE OF GUARANTY. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and is not a guaranty of collection. This Guaranty shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lessor with respect to Guaranteed Obligations.

Section 1.4 GUARANTEED OBLIGATIONS NOT REDUCED BY OFFSET. Except as otherwise provided in the Lease, the Guaranteed Obligations shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Lessee, or any other party, against Lessor or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.5 PAYMENT BY GUARANTOR. If all or any part of the Guaranteed Obligations shall not be punctually paid to Lessor when due, Guarantor shall, immediately upon written demand by Lessor, and without any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lessor at Lessor’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.6 NO DUTY TO PURSUE OTHERS. It shall not be necessary for Lessor (and Guarantor hereby waives any rights which Guarantor may have to require Lessor), in order to enforce this Guaranty against Guarantor, to resort to any other means of obtaining payment of the Guaranteed Obligations. Lessor shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.7 PAYMENT OF EXPENSES. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon written demand by Lessor, pay Lessor all reasonable costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lessor in the enforcement hereof or the preservation of Lessor’s rights hereunder. The covenant contained in this section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 EFFECT OF BANKRUPTCY. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lessor must rescind or restore any payment, or any part thereof, received by Lessor in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lessor shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Lessor and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.9 BANKRUPTCY CODE WAIVER. In the event that Lessee becomes a debtor in any proceeding under the Bankruptcy Code, it is the intention of the parties that the Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the United States Bankruptcy Code [the “Bankruptcy Code”]) of Lessee with respect only to amounts due to Guarantor by reason of the existence of this Guaranty. In connection herewith, Guarantor hereby waives any such right as a “creditor” under the Bankruptcy Code with respect only to amounts due to Guarantor under this Guaranty. This waiver is given to, induce Lessor to enter into the Lease. For the sake of clarity, Guarantor may be a creditor of Lessee with respect to amounts or obligations which may be due to Guarantor from Lessee and which arise out of any relationship or document other than this Guaranty. After there shall be no obligations or liabilities under this Guaranty due from Guarantor to Lessor, this waiver shall be deemed to be terminated and Guarantor shall have the right to be a creditor of Lessee with respect to amounts due to Guarantor from Lessee as a result of this Guaranty.

Section 1.10 “LESSOR” AND “LESSEE.” The terms “Lessor” and “Lessee” as used herein shall include any assignee, new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Lessor or Lessee or any interest in Lessor or Lessee.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 MODIFICATIONS. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Lease, or other document, instrument, contract or understanding between Lessor and Lessee, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lessor or Lessee to notify Guarantor of any such action.

Section 2.2 ADJUSTMENT. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lessor to Guarantor or Lessee.

Section 2.3 CONDITION OF LESSEE OR GUARANTOR. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Lessee, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Lessee, or any sale, lease or transfer of any or all of the assets of Lessee, or any changes in the shareholders, partners or members of Lessee; or any reorganization of Lessee.

Section 2.4 INVALIDITY OF GUARANTEED OBLIGATIONS. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, as a result of any action or inaction of Lessee, it being agreed that Guarantor shall remain liable hereon regardless of whether Lessee or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 RELEASE OF OBLIGORS. Any full or partial release of the liability of Lessee on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lessor will look to other parties to pay or perform the Guaranteed Obligations.

Section 2.6 OTHER COLLATERAL. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 MERGER. The reorganization, merger or consolidation of Lessee into or with any other corporation or entity.

Section 2.8 PREFERENCE. Any payment by Lessee to Lessor is held to constitute a preference under bankruptcy laws, or for any reason Lessor is required to refund such payment or pay such amount to Lessee or someone else.

Section 2.9 OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Guaranteed Obligations, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the-terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the frill and final payment and satisfaction of the Guaranteed Obligations.

Section 2.10 BANKRUPTCY OF LESSEE. The obligation of Guarantor to pay all amounts set forth in the Lease (including, but not limited to, Section 25.1 of the Lease) shall not be reduced, eliminated or affected in any way by the bankruptcy of Lessee, the rejection or alteration of the Lease as part of an order of confirmation or discharge, or by any limitation on post-petition rejection damages as set forth in Section 502(b)(6) of the Bankruptcy Code; and in any such events, Guarantor’s obligations hereunder shall continue as if Lessee’s bankruptcy proceedings had never occurred. Guarantor shall also be liable for, and shall indemnify, defend and hold Lessor harmless from and against, any and all Losses (as hereinafter defined) incurred or suffered by Lessor with respect to Lessee’s obligations under the Lease and as a result of the bankruptcy of Lessee. For purposes of this Guaranty, the term “Losses” includes any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, but not limited to, attorneys’ fees and other costs of defense).

ARTICLE 3

MISCELLANEOUS

Section 3.1 WAIVER. No failure to exercise, and no delay in exercising, on the part of Lessor, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lessor hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 3.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its ‘office. Personal delivery shall be effective when accomplished or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

If to Lessor:

Pursell Holdings, LLC

P. O. Box 1187

Sylacauga, Alabama 35150

Attention: James T. Pursell

Fax No.: (256) 249-7428

With a copy to:

Womble Carlyle Sandridge & Rice, PLLC

1201 West Peachtree Street

Suite 3500

Atlanta, Georgia 30309

Attention: Sharon L. McBrayer, Esq.

Fax No.: (404) 870-4825

If to Guarantor:

United Industries Corporation

8825 Page Boulevard

St. Louis, Missouri 63114

Attention: Brian MacKay

Fax No.: (314) 253-5925

With a copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois 60601

Attention: Richard Porter

Fax No.: (312) 861-2200

From time to time any party may designate additional parties and/or another address for notice purposes by written notice to each of the other parties hereto.

Section 3.3 GOVERNING LAW; JURISDICTION; VENUE. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OP THE STATE OF ALABAMA. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of Alabama in Talladega County or of the United States for the District of Alabama, and, by execution and delivery of this Guaranty, each of the parties to this Guaranty hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Guaranty further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices herein, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

Each of the parties to this Guaranty hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3.4 INVALID PROVISIONS. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 3.5 AMENDMENTS. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

Section 3.6 PARTIES BOUND; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lessor, assign any of its rights, powers, duties or obligations hereunder.

Section 3.7 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 3.8 RECITALS. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 3.9 COUNTERPARTS. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than} a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

Section 3.10 RIGHTS AND REMEDIES. If Guarantor becomes liable for any rent and related payments with respect to the Lease owing by Lessee to Lessor, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lessor hereunder shall be cumulative of any and all other rights that Lessor may ever have against Guarantor. The exercise by Lessor of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 3.11 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LESSOR WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LESSOR AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LESSOR, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LESSOR.

Section 3.12 WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM; COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN

KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LESSOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the day and year first above written.

GUARANTOR

UNITED INDUSTRIES CORPORATION, a Delaware corporation

By:	/s/ DANIEL J. JOHNSTON
Name:	Daniel J. Johnston
Title:	Executive Vice President & C.F.O.